Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Forest City Realty Trust, Inc. of our report dated July 10, 2015, except for Note B, as to which the date is August 21, 2015, relating to the balance sheet of Forest City Realty Trust, Inc., which appears in Forest City Realty Trust, Inc.’s Amendment No. 2 to Registration Statement on Form S-4. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
Cleveland, OH
January 4, 2016